Exhibit 10.12

U.S. Small Business Administration
PAYCHECK PROTECTION PROGRAM
Promissory Note (the “Note”)

Lender	Sterling National Bank (a subsidiary of Sterling Bancorp.), a national banking association
Lender Address	One Jericho Plaza, 3rd Floor, Jericho, New York 11753
Borrower	DMS IMAGING, INC.
Borrower Address	1048 INDUSTRIAL COURT, SUWANEE, GA 30024
Date of Note	5/5/2020
Borrower’s Tax ID # (EIN/SSN)	45-0386364
Loan Disbursement Date (To be Completed by Bank at time of Disbursement)
Loan Amount	1,615,200.00
Loan Interest Rate	1.00%
Loan Number/SBA Guaranty Number	201093297308 / 1093297308
1.PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the principal amount of $ 1,615,200.00, together with interest on the unpaid principal balance from “Loan Disbursement Date”, calculated at the interest rate of 1.00%, and all other amounts required by this Note, until paid in full.
2.DEFINITIONS:

“Loan” means the loan evidenced by this Note.
“Loan Documents” means the documents related to this Loan signed by Borrower, Lender and/or SBA. “Loan Disbursement Date” means the date the loan was funded to Borrower.
“SBA” means the Small Business Administration, an Agency of the United States of America.
“CARES Act” means the federal Coronavirus Aid, Relief, and Economic Security Act (Public Law 116-136).
3.PAYMENT AND LOAN TERMS:

Borrower must make all payments at the place Lender designates. The terms for this Note are:

A.The term of this Loan shall be for a period of two (2) years from the Loan Disbursement Date. The “Maturity Date” of this loan shall be twenty four (24) months from the Loan Disbursement Date.
B.Payments under the Loan shall be due and payable monthly. The first payment under the Loan shall be due seven (7) months from the date of this Note and shall be due on the same day of each month thereafter. Monthly Loan payments shall be for principal plus interest. The first six (6) monthly payments due under the Loan shall be deferred. This initial six (6) month period shall be referred to as the “Deferral Period”.
C.Interest will accrue from the Loan Disbursement Date (including during the Deferral Period) at the Interest Rate set forth above until the Loan is paid in full.
D.Borrower agrees to make repayment of the Loan pursuant to the following terms: (i) upon expiration of the Deferral Period, the first Loan payment shall be for the then owing accrued interest, plus 1/18th of Loan principal, (ii) thereafter, monthly Loan payments shall consist of 1/17th of equal Loan principal, plus then owing accrued interest; (iii) Loan payments shall continue monthly until the Loan is paid in full or on the Maturity Date, whichever is sooner; (iv) any Loan Forgiveness (as defined herein) received by Lender shall be first applied as a payment against all accrued interest and any late fees due under the Loan, and then to principal.
E.There are no prepayment penalties for the Loan. Borrower may repay all or a portion of this Loan at any time without penalty.

Rev. April 2020
Paycheck Protection Program Note

Exhibit 10.12
F.Borrower understands that this Loan is originated by Lender to Borrower under the guidelines of the Small Business Association Paycheck Protection Program (“PPP” or the “Program”). The guidelines for the Program issued by the SBA, currently and as same may be revised or amended from time to time, are hereby incorporated by reference into this Note.
G.Borrower understands that at least 75% of the Loan proceeds MUST be used for payroll costs and payroll related costs, and that after the application of same, the use of any remaining Loan proceeds may only be used pursuant to the terms and conditions of the Program.
H.Any monthly statement sent by the Lender during the Deferral Period will be for informational purposes only and will not be a demand for payment. Borrower agrees that such statement(s) may be delivered by Lender by mail or electronic means including via email.
I.If any required payment due hereunder is 10 days or more late, Borrower will be charged 6% of the unpaid portion of the regularly scheduled payment. The late charge shall be paid to Lender by Borrower to compensate Lender for Lender’s extra costs and expenses caused by the late payment.
J.Payments will be applied in the following order (i) unpaid interest accrued to the date of payment; and (ii) the unpaid principal Loan balance. At Lender’s option, any unpaid late charges, Loan fees or other sums due Lender may be satisfied from the payment received either (i) before the application of the payment in the foregoing manner, or (ii) after the application of the payment to the unpaid principal then due. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

4.DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower:

A.Fails to do anything required by this Note and other Loan Documents;
B.Defaults on any other loan or obligation between Borrower and Lender or between Borrower and SBA;
C.Does not disclose, or anyone acting on Borrower’s behalf does not disclose, any material fact to Lender or SBA;
D.Makes, or anyone acting on Borrower’s behalf makes, a materially false or misleading representation to Lender or SBA;
E.Fails to pay any taxes when due;
F.Becomes the subject of a proceeding under any bankruptcy or insolvency law;
G.Has a receiver or liquidator appointed for any part of Borrower’s business or property;
H.Makes an assignment for the benefit of creditors;
I.Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;
J.Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or
K.Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.
5.LENDER’S RIGHTS IF THERE IS A DEFAULT:

Upon default, and without giving up any of its rights, Lender may:

A.Require immediate payment from Borrower of all amounts owing under this Note:
B.Collect all amounts owing from Borrower; or
C.File suit and obtain judgment against Borrower.

6.LENDER’S GENERAL POWERS:

Upon default, Lender may:

A.Incur reasonable expenses to collect amounts due under this Note or enforce the terms of this Note or any other Loan Document, including reasonable attorneys’ fees and costs. If Lender incurs such expenses, it may demand immediate payment from Borrower or add the expenses to the principal balance; and
B.Release anyone obligated to pay this Note; and
C.Exercise any rights and remedies that it may have in law or equity to enforce Borrower’s obligations to Lender under this Note and with respect to this transaction.

Rev. April 2020
Paycheck Protection Program Note

Exhibit 10.12
7.WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law or deny any obligation, defeat any claim of SBA, or preempt federal law. Prior to the SBA becoming the holder, this Note will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely with such state, without regard to its conflict of law principles.
8.SUCCESSORS AND ASSIGNS:

Under this Note, the term Borrower includes its successors, and the term Lender includes its successors and assigns.
9.GENERAL PROVISIONS:

A.All individuals and entities signing this Note are jointly and severally liable.
B.Borrower waives all suretyship defenses and any trial by jury.
C.Borrower must sign all documents necessary at any time to comply with the Loan Documents.
D.Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any rights.
E.Lender may sell, assign or transfer this Note, and the obligations of Borrower hereunder, to any third party for any reason, without the prior written consent of Borrower. Borrower may not assign or transfer this Note without the written consent of Lender.
F.Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
G.If any part of this Note is unenforceable, all other parts remain in full force and effect.
H.To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor.
I.By executing this Note, the undersigned represents and warrants they are an authorized representative of Borrower and have the authority to obtain the Loan and accept the terms of this Note on behalf of Borrower. The undersigned’s signature, on behalf of Borrower, constitutes the Borrower's consent to the terms and conditions of this Note and to the valid execution of this Note and no further action or approvals on behalf of Borrower pursuant to its organizational or formation documents shall be required in connection with the obtaining of this Loan and the execution of this Note.
J.Any notices required or permitted to be given hereunder shall be: ( i) personally delivered or (ii) given by registered or certified mail, postage prepaid, return receipt requested, or (iii) forwarded by overnight courier service, in each instance addressed to the addresses set forth at the head of this Note, or such other addresses as the parties may for themselves designate in writing as provided herein for the purpose of receiving notices hereunder. All notices shall be in writing and shall be deemed given, in the case of notice by personal delivery, upon actual delivery, and in the case of appropriate mail or courier service, upon deposit with the U.S. Postal Service or delivery to the courier service.

10.LOAN FORGIVENESS:

The following provisions shall apply to the Loan:

A.The Loan and the Borrower’s obligations for repayment of the Loan shall be strictly subject to the limited loan forgiveness provisions of Section 1106 of the CARES Act, and the SBA Interim Final Rule dated April 2, 2020 and any amendments thereto (the “Loan Forgiveness”).
B.The amount of any Loan Forgiveness under this Note shall be determined by and is strictly subject to the approval of Lender and/or the SBA. To the extent any Loan Forgiveness for amounts loaned hereunder is not granted, in whole or in part, for any reason, Borrower shall thereafter remain fully obligated to make any and all payments due under this Note and to fulfill any and all obligations of Borrower until satisfied in full.
C.Borrower shall be required to make application with Lender and/or the SBA to receive any potential Loan Forgiveness. The Borrower shall be required to submit a Loan Forgiveness application, which application must include proper supporting documentation verifying the number of full-time employees and the pay rates for the period described, including payroll tax filings to the IRS and applicable state, income, payroll, and unemployment insurance filings, cancelled checks, payment receipts, transcript of accounts, or other documents verifying payments on covered mortgage loan obligations, lease obligations and utility payments, plus any other documentation which Lender and/or the SBA deems necessary. Any potential Loan Forgiveness hereunder cannot occur without the Borrower’s submission of a complete Loan Forgiveness application.

Rev. April 2020
Paycheck Protection Program Note

Exhibit 10.12
D.Borrower agrees to supply additional information or documentation requested by Lender during the term of this Note, and Borrower further agrees to cooperate fully with Lender and/or the SBA to verify eligibility for any Loan Forgiveness.
E.Lender makes no representations or promises to Borrower with respect to any Loan Forgiveness.

11.INDEMNIFICATION:

Borrower acknowledges and agrees that Lender is making this Loan to Borrower in order to provide relief to Borrower under the CARES Act. Borrower hereby indemnifies and holds harmless Lender from and against any claim, loss, liability, damage, obligations, penalty, action, judgment, cost, disbursement or expense of any kind (including, without limitation, attorneys’ fees and disbursements) that may at any time be imposed on, incurred by, expended by or asserted against Lender in connection with, or arising out of, or in any way related to the making of this Loan to Borrower.

12.BORROWER’S NAME(S) AND SIGNATURE(S):

Electronic acknowledgment of this Note (this “Acknowledgment”) shall be deemed to be valid execution and delivery as though an original ink or electronic signature. Borrower and Lender explicitly consent to the electronic delivery of the terms of the transaction evidenced by this Note and affirm that this Acknowledgement evidences Borrower’s signature and indicates a present intent to be bound by the terms of this Note. An electronic image of this Agreement and the Acknowledgement shall be as effective as an original for all purposes. Borrower shall be required to provide Lender with an original copy of the Note signed with a “wet” signature if requested by Lender. Failure to provide the original Note to Lender will delay or void any potential Loan Forgiveness.
PRIOR TO SIGNING THIS NOTE, BORROWER HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS NOTE. BORROWER FURTHER ACKNOWLEDGES RECEIPT OF A COPY OF THIS NOTE.

BY SIGNING BELOW, THE UNDERSIGNED HEREBY CERTIFIES AND ATTESTS THAT THE INFORMATION CONTAINED IN THE PAYCHECK PROTECTION PROGRAM APPLICATION PROVIDED BY BORROWER IN CONNECTION WITH THIS LOAN AND IN ANY OTHER CERTIFICATION OR DOCUMENT PROVIDED TO THE LENDER IN CONNECTION THEREWITH ARE ACCURATE AND THAT THE BORROWER IS ACTIVE AND IN GOOD STANDING AS OF THE DATE HEREOF.

BORROWER: DMS IMAGING, INC.

By:/s/ David J Noble
Name: David J Noble
Its: CFO

Rev. April 2020
Paycheck Protection Program Note